Exhibit 5.1

Opinion of DLA Piper LLP (US)

DLA Piper LLP (US)

One Fountain Square

11911 Freedom Drive, Suite 300

Reston, Virginia 20190-5159

www.dlapiper.com

February 24, 2014

Measurement Specialties, Inc.

1000 Lucas Way

Hampton, Virginia 23666

RE:           Measurement Specialties, Inc. Registration Statement on Form S-8

Dear Sirs:

We have acted as legal counsel for Measurement Specialties, Inc., a New Jersey corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of up to $6,000,000 of Deferred Compensation Obligations (the “Deferred Compensation Obligations”), which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Measurement Specialties, Inc. Nonqualified Deferred Compensation Plan (the “Plan”).

In rendering the opinions expressed herein, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):

(i)           the Certificate of Incorporation and By-laws of the Company in effect on the date hereof;

(ii)           good standing certificates for the Company dated as of a recent date issued by the Secretaries of State of the State of New Jersey and the Commonwealth of Virginia (the “Good Standing Certificates”);

(iii)           the Plan;

(iv)           the resolutions of the Board of Directors of the Company approving the Plan; and

(v)           such other certificates, records, instruments and documents, as we have deemed necessary or appropriate to enable us to express the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We express no opinion concerning any law other than United States federal law and the laws of the State of New Jersey and the Commonwealth of Virginia.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.           The Company is validly existing and in good standing in the State of New Jersey, and the Company is duly qualified as a foreign corporation and in good standing in the Commonwealth of Virginia.

2.           The Plan has been duly authorized by all necessary corporate action of the Company.

3.           When issued by the Company in accordance with the terms of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms.

In addition to the qualifications set forth above, the foregoing opinions are further qualified as follows:

(a)           The opinions in Paragraph 1 are solely based upon the Good Standing Certificates.

(b)           The opinion in Paragraph 3 is subject to, and limited by, applicable bankruptcy, insolvency (including, without limitation, laws related to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting the rights of creditors generally, and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

(c)           The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(d)           We do not express any opinion herein concerning any laws other than the laws of the United States, the State of New Jersey and the Commonwealth of Virginia that, in our experience, are normally applicable to transactions of the type contemplated by the Plan and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein. The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(e)           We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(f)           We express no opinion on the following:

i           the enforceability of any provisions permitting modifications of the Plan or the Deferred Compensation Obligations only if in writing, or stating that the provisions of such agreements and instruments are severable;

ii           the effect of general principles of equity, including, but not limited to, concepts of good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such remedy is considered in a proceeding in equity or at law);

iii           the effect of statutory law and judicial decisions that limit enforcement of an exculpatory or indemnity provision with respect to: (i) the negligence or willful misconduct of the party seeking relief or of any person for whom said party is legally responsible; (ii) violations of law by the party seeking relief or by any person for whom said party is legally responsible; or (iii) matters found to be contrary to statute or public policy;

iv           the effect of judicial decisions and statutory law restricting enforcement of certain covenants and the availability of specific performance or any other remedy, if the violation of a covenant or the breach of a warranty is not material or if the action to enforce the covenant or breach of warranty is not undertaken in good faith under the then-existing circumstances;

v           the effect of judicial decisions giving effect to governmental actions or foreign laws affecting creditors’ rights;

vi            the enforceability of provisions regarding consent to service, jurisdiction, venue or forum of any claim, demand, action or cause of action arising under or related to the Plan or Deferred Compensation Obligations or the transactions contemplated therein; and

vii           the enforceability of any provision purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens in connection with any litigation arising out of or pertaining to the Plan or Deferred Compensation Obligations or the transactions contemplated therein.

(g)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

(h)           Except as expressly stated herein, we do not express any opinion with respect to (i) the compliance or noncompliance of the Company with any state, federal or other laws or regulations applicable to it, or (ii) the legal or regulatory status or the nature of the business of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)